UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 12, 2010

COVIDIEN PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Lower Hatch Street

Dublin 2, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2010, Covidien plc’s indirect wholly-owned subsidiary, Covidien Group S.a.r.l., a Luxembourg company (“Parent”), and Parent’s wholly-owned subsidiary, COV Delaware Corporation, a Delaware corporation (“Purchaser”) entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) with ev3 Inc., a Delaware corporation that develops and markets technologies for the endovascular treatment of peripheral vascular and neurovascular diseases (“ev3”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on June 11, 2010 to acquire all of the outstanding shares of common stock of ev3 at a purchase price of $22.50 per share in cash, without interest, less applicable withholding taxes (the “Consideration”), upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase, dated June 11, 2010, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On July 12, 2010, Covidien plc announced the completion of the Offer. The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of July 9, 2010. According to Wells Fargo Bank, N.A., the depositary for the Offer, as of 12:00 midnight, New York City time, at the end of July 9, 2010, a total of approximately 100,814,535 shares of ev3 common stock were validly tendered and not withdrawn in the Offer, which represented approximately 87.68% of all issued and outstanding shares of ev3 common stock. Purchaser has accepted for payment all shares of ev3 common stock that were validly tendered and not withdrawn, and payment for such shares has been or will be made promptly, in accordance with the terms of the Offer. Parent provided sufficient funds to Purchaser to acquire all of the outstanding shares of ev3 common stock through a combination of cash on hand and the proceeds from a debt offering by Covidien International Finance, S.A., the parent company of Parent and a wholly-owned subsidiary of Covidien plc.

On July 12, 2010, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option, provided for in Section 1.4 of the Merger Agreement, to purchase directly from ev3 an additional number of shares of ev3 common stock sufficient to give Purchaser ownership of one share more than 90% of the then outstanding shares of ev3 common stock, when combined with the shares Purchaser purchased in the Offer. Pursuant to the exercise of this top-up option, Purchaser purchased directly from ev3 a total of 26,675,587 newly issued shares of ev3 common stock (the “Top-Up Shares”) at a price of $22.50 per share in consideration for a combination of cash and a promissory note issued to ev3 in the aggregate amount of $600,200,707.50. Following the purchase of the Top-Up Shares, on July 12, 2010, Purchaser effected a short-form merger (the “Merger”) of Purchaser with and into ev3 under Delaware law, without the need for a meeting of the ev3’s stockholders, with ev3 surviving as an indirect wholly-owned subsidiary of Covidien plc. At the effective time of the Merger, each issued and outstanding share of ev3 common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Consideration (other than shares of ev3 common stock that are held as treasury stock, held by Parent or Purchaser or held by stockholders, if any, who properly exercise appraisal rights under Delaware law).

The aggregate consideration, in the Offer and the Merger, for all of the outstanding shares of common stock of ev3 is approximately $2.6 billion.

Item 8.01 Other Events

On July 12, 2010, Covidien plc issued a press release announcing the results of the Offer, and a press release announcing that it had completed its acquisition of ev3. A copy of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 12, 2010, announcing the results of the tender offer.

99.2	Press Release dated July 12, 2010, announcing the completion of the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/S/ JOHN W. KAPPLES
John W. Kapples, Vice President and Secretary

Date: July 12, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 12, 2010, announcing the results of the tender offer.

99.2	Press Release dated July 12, 2010, announcing the completion of the acquisition.